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                                                                    Exhibit 10.7

                AMENDMENT NO. 1 TO FOUNDER COMPENSATION AGREEMENT

            AMENDMENT NO. 1 to the Founder Compensation Agreement (this "Amendment"), dated as of April 8, 2001, by and between Lexxus International, Inc., a Delaware corporation ("Lexxus"), Natural Health Trends Corp, a Florida corporation ("NHTC"), Rodney Sullivan, and Pam Sullivan (collectively referred to herein as "Sullivan"), Michael Bray ("Bray") and Jeff Provost ("Provost").

            WHEREAS, Lexxus, NHTC, Sullivan, Bray and Provost are parties to that certain Founders Compensation Agreement, dated as of April 8, 2001, a copy of which is attached hereto as Exhibit A (the "Existing Agreement") (capitalized terms used herein and not otherwise defined shall have the respective meanings sets forth in the Existing Agreement); and

            WHEREAS, Lexxus, NHTC, Sullivan, Bray and Provost have agreed to amend the terms of the cash compensation payable to Sullivan, Bray and Provost set forth in the Existing Agreement.

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

            1. Effective as of the date hereof, the Existing Agreement is hereby amended as follows:

            A. All references to services previously provided to Lexxus and/or NHTC by Sullivan, Bray and Provost shall be deleted in its entirety.

            B. The following new paragraph (d) shall be inserted under Item 1. Cash Compensation:

            (d) The obligation of Lexxus to pay Sullivan, Bray and Provost as set forth in this Section 1 is contingent upon each of Sullivan, Bray and Provost providing at least eighty (80) hours of consulting services (the "minimum amount of consulting services") to NHTC or Lexxus during each calendar year. The consulting services shall include recruiting of new distributors, training of distributors, support and assistance at associate meetings, or other similar activities requested by NHTC or Lexxus. Refusal or failure by any party to render the minimum amount of consulting services by December 31st of each calendar year will result in forfeiture of the cash compensation due to them for the succeeding calendar year. Payments of the cash consideration

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                  shall be reinstated at the end of the calendar year during which the party provided the minimum amount of consulting services required from prior years in addition to completion of the minimum amount of consulting services for the current year.

            C. Section 7 of the Existing Agreement shall be deleted in its entirety.

            2. Amendment. Lexxus, NHTC, Sullivan, Bray and Provost each agree that this Amendment is not intended and shall not be deemed as an amendment of any other term, condition, covenant or obligation or other provision of the Existing Agreement, all of which shall remain in full force and effect.

            3. Assignment. Except to the extent provided herein, no party hereto may assign (by operation of law or otherwise) this Amendment or any of its rights, interests, or obligations hereunder without the prior written consent of the other party in its sole and absolute discretion.

            5. Headings. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas without regard to principles of conflicts of law.

            7. Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                         (Signatures on following page)

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment as of the date first written above.

      LEXXUS INTERNATIONAL, INC.                  NATURAL HEALTH TRENDS CORP.

      By: /s/ Mark D. Woodburn                    By: /s/ Mark D. Woodburn
         ------------------------                    ---------------------
      Name:  Mark D. Woodburn                     Name:  Mark D. Woodburn
      Title: CFO                                  Title: President

      /s/ Michael Bray                            /s/ Rodney Sullivan
      ---------------------------                 ---------------------------
      Michael Bray                                Rodney Sullivan

      /s/ Jeff Provost                            /s/ Pam Sullivan
      ---------------------------                 ---------------------------
      Jeff Provost                                Pam Sullivan

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